Workday Announces Fiscal 2018 Third Quarter Financial Results

Subscription Revenues of $463.6 Million, Up 37% Year Over Year; Total Revenues of $555.4 Million, Up 34% Year Over Year

PLEASANTON, CA - (Nov. 29, 2017) - Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal third quarter ended October 31, 2017.

•	Total revenues were $555.4 million, an increase of 34.3% from the third quarter of fiscal 2017. Subscription revenues were $463.6 million, an increase of 37.2% from the same period last year.

•
Operating loss was $80.1 million, or negative 14.4% of revenues, compared to an operating loss of $105.9 million, or negative 25.6% of revenues, in the same period last year. Non-GAAP operating profit for the third quarter was $50.1 million, or 9.0% of revenues, compared to a non-GAAP operating profit of $8.0 million, or 1.9% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.41, compared to a net loss per basic and diluted share of $0.55 in the third quarter of fiscal 2017. Non-GAAP net income per diluted share was $0.24, compared to a non-GAAP net income per diluted share of $0.05 in the same period last year.[1]

•
Operating cash flows for the third quarter were $144.0 million and free cash flows were $107.7 million. For the trailing twelve months, operating cash flows were $448.9 million and free cash flows were $311.2 million.[2]

•	Cash, cash equivalents and marketable securities were $3.2 billion as of October 31, 2017. Unearned revenues were over $1.2 billion, a 21.5% increase from the same period last year.

Comments on the News
"Workday had a great third quarter, driving demand across all product areas and geographies, expanding our value proposition with the delivery of new products, and once again demonstrating our commitment to keeping customer satisfaction among the highest in the industry,” said Aneel Bhusri, co-founder and CEO, Workday. “The outlook for the remainder of fiscal 2018 and beyond is bright as we continue to add new customers for HCM and Financial Management, and unlock new growth drivers such as Workday Prism Analytics and the Workday Cloud Platform."

"We delivered another strong quarter with subscription revenue up 37%, driven by strong net new customer growth, continued add on sales with existing customers, and high renewal rates," said Robynne Sisco, chief financial officer, Workday. "As we head into our seasonally strongest quarter, we are raising our fiscal 2018 outlook and are now expecting subscription revenue of $1.780 to $1.782 billion, or growth of 38%. We continue to invest for long-term growth, while delivering consistently solid operating and cash flow margins."

Recent Highlights

•	Workday held its 11th annual customer conference, Workday Rising, bringing together more than 8,500 members of the Workday community for education and collaboration in Chicago.

•	Workday once again achieved its goal to maintain a customer satisfaction rating over 95%, announcing that the company earned a 98% customer satisfaction rating for this year.

•
Workday announced the availability of Workday Prism Analytics, which enables customers to bring together any data - including Workday data and data from any outside source - with leading edge analytics tools to make better business decisions.

•
Workday also announced the availability of Workday Benchmarking, the first offering delivered on Workday Data-as-a-Service. Workday Benchmarking provides key metrics to customers seeking a better understanding of their company’s relative performance in comparison to peers to help achieve optimal performance in their respective markets.

•
Workday was positioned by Gartner, Inc. in the Leaders quadrant of "Magic Quadrant for Cloud Human Capital Management Suites for Midmarket and Large Enterprises." Workday was acknowledged as a leader for the second year in a row and achieved the highest overall position for its ability to execute.[3]

•
Workday was also positioned as a leader in "The Forrester Wave™: SaaS Human Resource Management Systems, Q3 2017," a new report published by Forrester Research, Inc. Workday received the highest score in the strategy category and earned the highest possible scores in 16 criteria, including business vision, usability, and mobile.

Workday plans to host a conference call today to review its third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through Workday's Investor Relations website. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday intends to use the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

3 Magic Quadrant for Cloud Human Capital Management Suites for Midmarket and Large Enterprises, 15 August 2017.

Disclaimer - Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures." A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of stock-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as number of shares granted and market price that are not ascertainable.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's fourth quarter and fiscal year subscription revenue projections, investments, operating margins and cash flow growth. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; and (viii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended July 31, 2017 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2017. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2017	January 31, 2017
		*As Adjusted
Assets
Current assets:
Cash and cash equivalents	$1,336,984	$539,923
Marketable securities	1,874,139	1,456,822
Trade and other receivables, net	349,309	409,780
Deferred costs	56,304	51,330
Prepaid expenses and other current assets	77,036	66,590
Total current assets	3,693,772	2,524,445
Property and equipment, net	487,234	365,877
Deferred costs, noncurrent	120,173	117,249
Acquisition-related intangible assets, net	34,305	48,787
Goodwill	158,418	158,354
Other assets	70,814	53,570
Total assets	$4,564,716	$3,268,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,837	$26,824
Accrued expenses and other current liabilities	108,074	61,582
Accrued compensation	139,668	110,625
Unearned revenue	1,129,031	1,086,212
Current portion of convertible senior notes, net	336,936	—
Total current liabilities	1,749,546	1,285,243
Convertible senior notes, net	1,136,494	534,423
Unearned revenue, noncurrent	100,135	135,331
Other liabilities	38,267	36,677
Total liabilities	3,024,442	1,991,674
Stockholders’ equity:
Common stock	210	202
Additional paid-in capital	3,195,130	2,681,200
Accumulated other comprehensive income (loss)	(16,310)	2,071
Accumulated deficit	(1,638,756)	(1,406,865)
Total stockholders’ equity	1,540,274	1,276,608
Total liabilities and stockholders’ equity	$4,564,716	$3,268,282
* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
		*As Adjusted		*As Adjusted
Revenues:
Subscription services	$463,568	$337,910	$1,297,831	$924,148
Professional services	91,821	75,612	262,739	210,708
Total revenues	555,389	413,522	1,560,570	1,134,856
Costs and expenses (1):
Costs of subscription services	71,898	54,645	197,627	155,224
Costs of professional services	91,657	72,240	260,834	198,140
Product development	239,588	185,311	657,130	488,975
Sales and marketing	176,121	149,537	503,782	412,055
General and administrative	56,184	57,721	163,085	144,609
Total costs and expenses	635,448	519,454	1,782,458	1,399,003
Operating loss	(80,059)	(105,932)	(221,888)	(264,147)
Other income (expense), net	(3,742)	(3,105)	(4,467)	(30,136)
Loss before provision for (benefit from) income taxes	(83,801)	(109,037)	(226,355)	(294,283)
Provision for (benefit from) income taxes	1,745	1,077	5,767	2,147
Net loss	$(85,546)	$(110,114)	$(232,122)	$(296,430)
Net loss per share, basic and diluted	$(0.41)	$(0.55)	$(1.12)	$(1.50)
Weighted-average shares used to compute net loss per share, basic and diluted	209,188	199,479	206,715	197,093

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$6,899	$5,472	$19,170	$14,837
Costs of professional services	9,956	7,436	27,278	18,698
Product development	59,116	45,968	167,068	117,250
Sales and marketing	25,517	22,597	74,618	62,443
General and administrative	20,991	24,982	63,656	59,684
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
		*As Adjusted		*As Adjusted
Cash flows from operating activities
Net loss	$(85,546)	$(110,114)	$(232,122)	$(296,430)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,982	30,453	102,380	83,239
Share-based compensation expenses	122,479	100,098	351,790	266,555
Amortization of deferred costs	14,519	11,561	42,165	32,917
Amortization of debt discount and issuance costs	12,257	6,782	25,992	20,071
Gain on sale of cost method investment	(194)	—	(720)	(65)
Impairment of cost method investment	100	—	100	15,000
Other	(1,294)	78	3,317	1,678
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	19,070	(20,693)	59,463	25,289
Deferred costs	(19,245)	(13,040)	(50,063)	(41,807)
Prepaid expenses and other assets	(11,355)	(3,686)	(23,373)	(11,368)
Accounts payable	(7,383)	2,260	2,830	2,080
Accrued expenses and other liabilities	59,171	30,591	49,788	29,619
Unearned revenue	6,470	37,266	7,632	114,117
Net cash provided by (used in) operating activities	144,031	71,556	339,179	240,895
Cash flows from investing activities
Purchases of marketable securities	(930,783)	(380,620)	(1,829,231)	(1,571,756)
Maturities of marketable securities	372,389	449,592	1,185,730	1,614,495
Sales of available-for-sale securities	32,886	63,340	222,823	92,192
Business combinations, net of cash acquired	—	(144,209)	—	(147,879)
Owned real estate projects	(27,616)	(59,705)	(80,151)	(85,479)
Capital expenditures, excluding owned real estate projects	(36,356)	(27,518)	(105,477)	(88,535)
Purchases of cost method investments	(5,272)	—	(10,722)	(300)
Sale and maturities of cost method investments	294	—	1,026	315
Other	(1,000)	—	(1,000)	(296)
Net cash provided by (used in) investing activities	(595,458)	(99,120)	(617,002)	(187,243)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	1,132,101	—	1,132,101	—
Proceeds from issuance of warrants	80,805	—	80,805	—
Purchase of convertible senior notes hedges	(175,530)	—	(175,530)	—
Proceeds from issuance of common stock from employee equity plans	1,974	4,491	36,501	33,267
Other	(36)	435	(112)	1,006
Net cash provided by (used in) financing activities	1,039,314	4,926	1,073,765	34,273
Effect of exchange rate changes	(322)	(137)	261	357
Net increase (decrease) in cash, cash equivalents and restricted cash	587,565	(22,775)	796,203	88,282
Cash, cash equivalents and restricted cash at the beginning of period	750,532	411,144	541,894	300,087
Cash, cash equivalents and restricted cash at the end of period	$1,338,097	$388,369	$1,338,097	$388,369

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$18	$48	$64	$2,704
Cash paid for income taxes	651	655	3,259	4,802
Non-cash investing and financing activities:
Vesting of early exercise stock options	$106	$445	$670	$1,365
Property and equipment, accrued but not paid	47,055	25,917	47,055	25,917
Non-cash additions to property and equipment	649	67	1,276	982

	October 31, 2017	October 31, 2016
		*As Adjusted
Reconciliation of cash, cash equivalents and restricted cash as shown in the statement of cash flows
Cash and cash equivalents	$1,336,984	$386,557
Restricted cash included in Other assets	1,113	1,712
Restricted cash included in Property and equipment, net	—	100
Total cash, cash equivalents and restricted cash	$1,338,097	$388,369
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2017
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$71,898	$(6,899)	$(2,468)	$—	$62,531
Costs of professional services	91,657	(9,956)	(200)	—	81,501
Product development	239,588	(59,116)	(3,780)	—	176,692
Sales and marketing	176,121	(25,517)	(598)	—	150,006
General and administrative	56,184	(20,991)	(683)	—	34,510
Operating income (loss)	(80,059)	122,479	7,729	—	50,149
Operating margin	(14.4)%	22.1%	1.3%	—%	9.0%
Other income (expense), net	(3,742)	—	—	12,257	8,515
Income (loss) before provision for (benefit from) income taxes	(83,801)	122,479	7,729	12,257	58,664
Provision for (benefit from) income taxes (1)	1,745	—	—	—	1,745
Net income (loss)	$(85,546)	$122,479	$7,729	$12,257	$56,919
Net income (loss) per share (2)	$(0.41)	$0.59	$0.04	$0.02	$0.24

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 209,188 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 235,341 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $2.9 million, and amortization of acquisition-related intangible assets of $4.8 million.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2016
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
	*As Adjusted				*As Adjusted
Costs and expenses:
Costs of subscription services	$54,645	$(5,472)	$(118)	$—	$49,055
Costs of professional services	72,240	(7,436)	(171)	—	64,633
Product development	185,311	(45,968)	(5,792)	—	133,551
Sales and marketing	149,537	(22,597)	(661)	—	126,279
General and administrative	57,721	(24,982)	(713)	—	32,026
Operating income (loss)	(105,932)	106,455	7,455	—	7,978
Operating margin	(25.6)%	25.7%	1.8%	—%	1.9%
Other income (expense), net	(3,105)	—	—	6,782	3,677
Income (loss) before provision for (benefit from) income taxes	(109,037)	106,455	7,455	6,782	11,655
Provision for (benefit from) income taxes (1)	1,077	—	—	—	1,077
Net income (loss)	$(110,114)	$106,455	$7,455	$6,782	$10,578
Net income (loss) per share (2)	$(0.55)	$0.53	$0.04	$0.03	$0.05

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 199,479 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 209,924 diluted weighted-average shares of common stock.

(3)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $2.6 million, and amortization of acquisition-related intangible assets of $4.9 million recorded as part of product development expenses.

*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2017
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$197,627	$(19,170)	$(3,222)	$—	$175,235
Costs of professional services	260,834	(27,278)	(1,485)	—	232,071
Product development	657,130	(167,068)	(19,344)	—	470,718
Sales and marketing	503,782	(74,618)	(3,398)	—	425,766
General and administrative	163,085	(63,656)	(2,755)	—	96,674
Operating income (loss)	(221,888)	351,790	30,204	—	160,106
Operating margin	(14.2)%	22.5%	2.0%	—%	10.3%
Other income (expense), net	(4,467)	—	—	25,992	21,525
Income (loss) before provision for (benefit from) income taxes	(226,355)	351,790	30,204	25,992	181,631
Provision for (benefit from) income taxes (1)	5,767	—	—	—	5,767
Net income (loss)	$(232,122)	$351,790	$30,204	$25,992	$175,864
Net income (loss) per share (2)	$(1.12)	$1.70	$0.15	$0.03	$0.76

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 206,715 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 232,918 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $15.7 million, and amortization of acquisition-related intangible assets of $14.5 million.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2016
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
	*As Adjusted				*As Adjusted
Costs and expenses:
Costs of subscription services	$155,224	$(14,837)	$(570)	$—	$139,817
Costs of professional services	198,140	(18,698)	(887)	—	178,555
Product development	488,975	(117,250)	(12,152)	—	359,573
Sales and marketing	412,055	(62,443)	(2,458)	—	347,154
General and administrative	144,609	(59,684)	(2,449)	—	82,476
Operating income (loss)	(264,147)	272,912	18,516	—	27,281
Operating margin	(23.3)%	24.0%	1.7%	—%	2.4%
Other income (expense), net	(30,136)	—	—	20,071	(10,065)
Income (loss) before provision for (benefit from) income taxes	(294,283)	272,912	18,516	20,071	17,216
Provision for (benefit from) income taxes (1)	2,147	—	—	—	2,147
Net income (loss)	$(296,430)	$272,912	$18,516	$20,071	$15,069
Net income (loss) per share (2)	$(1.50)	$1.38	$0.09	$0.10	$0.07

(1)
The Company’s GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share calculated based upon 197,093 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share calculated based upon 207,685 diluted weighted-average shares of common stock.

(3)
Other operating expenses include total employer payroll tax-related items on employee stock transactions of $10.9 million, and amortization of acquisition-related intangible assets of $7.6 million recorded as part of product development expenses.

*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2017	2016	2017	2016
		*As Adjusted		*As Adjusted
Net cash provided by (used in) operating activities	$144,031	$71,556	$339,179	$240,895
Capital expenditures, excluding owned real estate projects	(36,356)	(27,518)	(105,477)	(88,535)
Free cash flows	$107,675	$44,038	$233,702	$152,360

	Trailing Twelve Months Ended October 31,
	2017	2016
		*As Adjusted
Net cash provided by (used in) operating activities	$448,910	$339,386
Capital expenditures, excluding owned real estate projects	(137,755)	(130,520)
Free cash flows	$311,155	$208,866
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on February 1, 2017.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

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Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted stock unit awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and shares offered under our Employee Stock Purchase Plan, which are elements of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

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Other Operating Expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the Company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings or construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent in nature. For the current fiscal year, these costs primarily represent the construction of our new development center, which is anticipated to be completed in fiscal 2020. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures, after our owned real estate projects.
The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.
Investor Relations Contact:
Michael Magaro
+1 (925) 379-6000
Michael.Magaro@Workday.com
Media Contact:
Jeff Shadid
+1 (405) 834-7777
Jeff.Shadid@Workday.com